Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Glacier Water Services, Inc.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
                                    Delaware
                    ----------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)
                                   33-0493559
                           --------------------------
                      (I.R.S. Employer Identification No.)

                         2651 La Mirada Drive, Suite 100
                                 Vista, CA 92083
                      ------------------------------------
                    (Address of Principal Executive Offices)

             GLACIER WATER SERVICES, INC. STOCK COMPENSATION PROGRAM
             -------------------------------------------------------
                            (Full Title of the Plan)

                               Brian H. McInerney
                      President and Chief Executive Officer
                         2651 La Mirada Drive, Suite 100
                                 Vista, CA 92083
                      -------------------------------------
                     (Name and Address of Agent For Service)
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                                                    CALCULATION OF REGISTRATION FEE

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 Title of Securities to       Amount To Be Registered        Proposed Maximum        Proposed Maximum              Amount of
      be Registered                                         Offering Price Per      Aggregate Offering          Registration Fee
                                                                  Share                    Price
----------------------------------------------------------------------------------------------------------------------------------

Common Stock,$0.01 per                   50,000                   $11.50                 $ 575,000
share par value                          13,500                     8.00                   108,000
                                        100,000                     7.95                   795,000
                                        125,000                     8.65                 1,081,250
                                        190,165                     7.55                 1,435,746
                                         22,000                     8.00                   176,000
                                          3,000                    12.20                    36,600
                                         20,400                    12.15                   247,860
                                          1,000                    12.00                    12,000
                                         51,400                    13.90                   714,460                 $886.90
                                          1,500                    13.60                    20,400
                                         19,500                    14.50                   282,750
                                         11,500                    15.60                   179,400
                                         56,400                    16.43                   926,652
                                            500                    15.75                     7,875
                                            500                    13.30                     6,650


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          (1)  There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Glacier Water Services, Inc. 1994 Stock Compensation Program of the Registrant.


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                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This registration statement filed under the Securities Act of 1933, as amended, by Glacier Water Services, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the registration statement relating to the registration of 142,250 shares of Common Stock of the Company (File No. 33-80016) filed on June 8, 1994 (the "Registration Statement"). All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the Commission.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          (as updated through the date of this Registration Statement)

     Each of the items required in Part II of the Registration Statement remain correct as of the date of the filing of this registration statement on Form S-8.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vista, state of California, on this 9th day of February, 2004.

                                      GLACIER WATER SERVICES, INC.



                                      By:      /s/ Brian H. McInerney

                                               -------------------------------
                                      Name:  Brian H. McInerney
                                      Title: President, Chief Executive Officer
                                               and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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             Signature                                       Title                                      Date

/s/ Brian H. McInerney                       President, Chief Executive Officer and               February 9, 2004
------------------------                                    Director
Brian H. McInerney

/s/ Charles A. Norris                          Chairman of the Board and Director                 February 9, 2004
------------------------
Charles A. Norris

/s/ William A. Armstrong                                    Director                              February 9, 2004
------------------------
William A. Armstrong

/s/ William G. Bell                                         Director                              February 9, 2004
------------------------
William G. Bell

/s/ Richard A. Kayne                                        Director                              February 9, 2004
------------------------
Richard A. Kayne

/s/ Peter H. Neuwirth                                       Director                              February 9, 2004
------------------------
Peter H. Neuwirth

/s/ Scott H. Shlecter                                       Director                              February 9, 2004
------------------------
Scott H. Shlecter

/s/ Robert V. Sinott                                        Director                              February 9, 2004
------------------------
Robert V. Sinott

/s/ Heidi E. Yodowitz                                       Director                              February 9, 2004
------------------------
Heidi E. Yodowitz

/s/ W. David Walters                                 Vice President, Chief                        February 9, 2004
------------------------                          Financial Officer (principal
W. David Walters                               financial and accounting officer)


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                                                             EXHIBIT INDEX

Exhibit Number                            Description
--------------                            -----------
      5                 Opinion of Weissmann, Wolff, Bergman, Coleman, Grodin &
                        Evall, LLP.
      23.1              Consent of KPMG, LLP.
      23.2              Information Regarding Consent of Arthur Andersen LLP
      23.3 Consent of Weissmann, Wolff, Bergman, Coleman, Grodin & Evall, LLP. (included in Exhibit 5).